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                                                                   EXHIBIT 10.53


February 23, 2004



Gail Sloan
6455 Nancy Ridge Drive
San Diego, CA  92121

Re:  Severance Agreement

Dear Gail,

      As a supplement to the offer letter and agreement dated March 20, 1996 between La Jolla Pharmaceutical Company ("LJP") and Gail Sloan ("Sloan") related to Sloan's employment by LJP, Sloan and LJP hereby agree as follows:

      In connection with her employment with LJP, Sloan's new title will be Vice President of Finance and Controller.

      If Sloan's employment is terminated by LJP without cause (as defined below), or if a Change in Control of LJP (as defined below) occurs and Sloan's employment with LJP or its successor "terminates in connection with" (as defined below) that Change in Control and in the absence of any event or circumstance constituting Cause, then:

            (i) Sloan will be entitled to receive from LJP a severance payment equal to her then-current base salary for a period of six full calendar months from the date of termination and an additional three full calendar months if and when after the first six months she has not found suitable employment, payable consistent with LJP's normal payroll practices, provided that such payment will be contingent upon execution and delivery by Sloan and LJP of a mutual release, in form satisfactory to LJP, of all claims arising in connection with Sloan's employment with LJP and termination thereof, and

            (ii) Sloan will be entitled to receive for a period of six full calendar months from the date of termination and an additional three full calendar months if and when after the first six months she has not found suitable employment, medical and dental benefits coverage for Sloan and/or her dependents through the Company's available plans at the time and LJP will be responsible to continue payment of all applicable deductions for premium costs. After the Company's obligation to pay the premiums for health and dental coverage Sloan and/or her dependents will be eligible to continue plan participation under COBRA.

            (iii) Notwithstanding anything to the contrary in the option plan
                  (the "PLAN") pursuant to which all of Sloan's existing options were granted, the Options shall automatically vest and become fully exercisable as of the date of termination of Executive's employment (the TERMINATION DATE"),

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                  notwithstanding any vesting or performance conditions
                  applicable thereto, and shall remain exercisable for a period of one year following the Termination Date or such longer period as is provided by the Plan or grant pursuant to which the Options were granted. However, notwithstanding the foregoing, in no case will the Options be exercisable beyond the duration of the original term thereof, and if the Options qualify as an incentive stock option under the Internal Revenue Code and applicable regulations thereunder, the exercise period thereof shall not be extended in such a manner as to cause the Options to cease to qualify as an incentive stock option unless Executive elects to forego incentive stock option treatment and extend the exercise period thereof as provided herein.

           For purposes hereof, "CHANGE IN CONTROL" of LJP has the meaning set forth in the Plan in its form as the date of grant of the Options.

           For purposes hereof, "CAUSE" means Sloan has (i) engaged in serious criminal activity or other wrongful conduct that has an adverse impact on LJP, (ii) disregarded instructions given to her under the authority of LJP's Board of Directors, (iii) performed services for any person or entity other than LJP and appropriate civic organizations, or (iv) otherwise materially breached her employment or fiduciary responsibilities to LJP.

           For purposes hereof, Sloan's employment with LJP or its successor will be deemed to "TERMINATE IN CONNECTION WITH" a Change in Control if, within 180 days after the consummation of the Change of Control,
           (i) Sloan is removed from Sloan's employment by, or resigns her employment upon the request of, a person exercising practical voting control over LJP or its successor following the Change in Control or a person acting upon authority or at the instruction of such person; or (ii) Sloan's position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and Sloan is not offered a replacement position with LJP or its successor as a Vice President with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the Change in Control; or (iii) Sloan resigns her employment with the Company or its successor rather than comply with a relocation of her primary work site more than 50 miles from LJP's headquarters.

           In Witness Whereof, LJP and Sloan have entered into this agreement as of ___April 23________ 2004.

           LA JOLLA PHARMACEUTICAL COMPANY

           By: /s/ Steven B. Engle                  /s/ Gail A. Sloan
               --------------------                 -------------------
                Steven B. Engle                     Gail Sloan
                Chairman & CEO                      Vice President of Finance
                                                    and Controller